Exhibit (n)(2)

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated May 30, 2023, with respect to the financial statements of Sweater Cashmere Fund, as of March 31, 2023, as originally filed in the March 31, 2023 Form N-CSR incorporated herein by reference, under the heading “Financial Highlights” in the prospectus.

/s/ RSM US LLP

Denver, Colorado

October 15, 2024